
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Cash Plus V
Financial Statements for the quarter ending March 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               MAR-31-1996
<CASH>                                       1,829,372
<SECURITIES>                                   873,157
<RECEIVABLES>                                   30,427<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                 2,767
<PP&E>                                      23,174,059<F2>
<DEPRECIATION>                                (26,146)<F3>
<TOTAL-ASSETS>                              25,883,636
<CURRENT-LIABILITIES>                            4,838
<BONDS>                                              0
<COMMON>                                    25,878,798<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,883,636
<SALES>                                              0
<TOTAL-REVENUES>                               253,458<F5>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                85,590<F6>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   167,868
<EPS-PRIMARY>                                        0<F7>
<EPS-DILUTED>                                        0<F7>

<F1>Includes all receivalbes of the Partnership included in "Other Assets" on the balance sheet.
<F2>Includes Investment in Joint Venture $21,291,513 and costs related to the acquisition of the asset underlying the investment $1,882,546.
<F3>Amortization of $26,146 on the costs related to the acquisition of the asset underlying the investment.
<F4>Equity of General Partners ($45,672), Limited Partners of $25,924,470.
<F5>Includes all revenue of the Partnership.
<F6>Includes all expenses of the Partnership.
<F7>Net income allocated $1,679 to the General Partners and $166,869 to the Limited
Partners.  Average net income is $.08 on 2,060,450 Units outstanding.

